Tidal ETF Trust 485BPOS

Exhibit 99.(h)(xxxvii)

833 EAST MICHIGAN STREET • SUITE 1800 MILWAUKEE, WISCONSIN 53202-5615 TEL • 414.273.3500 FAX • 414.273.5198 www • GKLAW.COM

March 29, 2023

Tidal ETF Trust

898 N. Broadway, Suite 2

Massapequa, NY 11758

Ladies and Gentlemen:

We consent to the incorporation by reference in this Registration Statement of our opinion dated December 16, 2019 regarding the sale of an unlimited number of shares of beneficial interest of the SP Funds Dow Jones Global Sukuk ETF and the SP Funds S&P 500 Sharia Industry Exclusions ETF, series of Tidal ETF Trust (the “Trust”), and our opinion dated December 23, 2020 regarding the sale of an unlimited number of shares of beneficial interest of the SP Funds S&P Global REIT Sharia ETF, a series of the Trust. In giving this consent, however, we do not admit that we are experts within the category of persons whose consent is required by Section 7 of the Securities Act of 1933, as amended.

Very truly yours,

/s/ Godfrey & Kahn, S.C.

GODFREY & KAHN, S.C.

OFFICES IN MILWAUKEE, MADISON, WAUKESHA, GREEN BAY AND APPLETON, WISCONSIN AND WASHINGTON, D.C.

GODFREY & KAHN, S.C. IS A MEMBER OF TERRALEX,® A WORLDWIDE NETWORK OF INDEPENDENT LAW FIRMS.